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                                                                   EXHIBIT 3(iv)

                               SECRETARY OF STATE

                                  [STATE SEAL]

                               CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MYOTEC, INC. did on MAY 26, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office, in Carson City,
                                        Nevada, on MAY 26, 2000.

                                        /s/ DEAN HELLER
                                        ----------------------
[STATE SEAL]                                Dean Heller
                                        Secretary of State

                                        By: [ILLEGIBLE]
                                           -------------------
                                           Certification Clerk